Exhibit 10.1

December 2008

CHINA FORESTRY, INC.
CODE OF ETHICS

This China Forestry, Inc. Code of Ethics (this “Code”) applies to all officers, directors and employees of China Forestry, Inc. (the “Company”).  The Company expects all of its officers, directors and employees to act in accordance with the highest standards of personal and professional integrity in all aspects of their activities, to comply with all applicable laws, rules and regulations, to deter wrongdoing and abide by the policies and procedures adopted by the Company.

Accordingly, you agree to:

(a)	Engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(b)
Avoid conflicts of interest and to disclose to the Chairman of the Nominating and Corporate Governance Committee of the Company (or, if none, to the Board of Directors) any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

(c)
Take all reasonable measures to protect the confidentiality of non-public information about the Company and its customers obtained or created in connection with your activities and to prevent the unauthorized disclosure of such information unless required by applicable law or regulation or legal or regulatory process;

(d)
Produce full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and other regulators and in other public communications made by the Company;

(e)	Comply with applicable governmental laws, rules and regulations, as well as the rules and regulations of self-regulatory organizations of which the Company is a member; and

(f)	Promptly report any possible violation of this Code of Ethics to the Chairman of the Nominating and Corporate Governance Committee of the Company.

You are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead the Company’s independent public auditors for the purpose of rendering the financial statements of the Company or its subsidiaries misleading.

You understand that you will be held accountable for your adherence to this Code of Ethics. Your failure to observe the terms of this Code may result in disciplinary action, up to and including termination of employment.  Violations of this Code may also constitute violations of law and may result in civil and criminal penalties for you and/or the Company.

You are encouraged to contact the Chairman of the Nominating and Corporate Governance Committee of the Company when in doubt about, or if you have any questions regarding, the best course of action in a particular situation.  You are also encouraged to report violations of laws, rules regulations or this Code to the Chairman of the Nominating and Corporate Governance Committee of the Company, including, but not limited to, any concerns you have regarding the Company concerning fraud, accounting, internal accounting controls or auditing matters. You may choose to remain anonymous in reporting any possible violation of this Code.  The Company will not allow retaliation against anyone for reports made in good faith.

You should communicate any suspected violations of this Code promptly to the Chairman of the Nominating and Corporate Governance Committee of the Company. Violations will be investigated by the Board of Directors of the Company or by persons designated by the Board of Directors of the Company, and appropriate disciplinary action will be taken in the event of any violations of this Code, including termination of employment or, in the case of any director, refusal by the Nominating and Corporate Governance Committee (or the entire Board of Directors or another committee performing a similar function) to nominate such director for re-election if such director has not been previously terminated for cause.

Any waiver of this Code for any director or executive officer may be made only by the Board of Directors of the Company and must be disclosed either on a Current Report on Form 8-K within the period required by that Form 8-K or in any other manner permitted by the Securities and Exchange Commission or any securities exchange.

YOUR PERSONAL COMMITMENT TO THE CHINA FORESTRY, INC.

CODE OF ETHICS

I acknowledge that I have received and read the China Forestry, Inc. Code of Ethics, dated December, 2008, and understand my obligations as an officer, director and/or employee to comply with the Code of Ethics.

I understand that my agreement to comply with the Code of Ethics does not constitute a contract of employment.

Please sign here: ___________________________________________________            Date: ______________________

Please print your name: ______________________________________________

This signed and completed form must be returned to your manager or designated human resources professional.